Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (813) 351-9203
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2021 Results

Key Financial Results
•Earnings per share ("EPS") was $1.59, and Net Income was $130 million.
◦Gross Profit** was $579 million.
◦Core G&A** was $236 million.
◦EBITDA** was $268 million and EBITDA** as a percentage of Gross Profit** was 46%.
•EPS Prior to Amortization of Intangible Assets and Acquisition Costs** was $1.77.

Key Business Results
•Total Advisory and Brokerage Assets increased 43% year-over-year to $958 billion.
◦Advisory assets increased 54% year-over-year to $497 billion.
◦Advisory assets as a percentage of total assets increased to 51.8%, up from 48.1% a year ago.
•Total Organic Net New Assets(1) were $29 billion in Q1 2021, translating to 12.8% annualized growth, and $71 billion over the past twelve months, translating to 10.6% annualized growth.
◦Prior to assets onboarded from BMO Harris Financial Advisors ("BMO"), Q1 total organic net new assets were $17 billion, translating to 7.6% annualized growth.
◦Organic net new advisory assets were $23 billion, translating to 19.7% annualized growth.
◦Organic net new brokerage assets were $6 billion, translating to 5.6% annualized growth.
•Recruited Assets(2) were $24 billion, contributing to a trailing twelve-month total of $56 billion, up 56% year-over-year.
•Onboarded BMO Harris Financial Advisors in March:
◦BMO recruited assets were $15.2 billion, of which $11.8 billion transitioned onto our platform in Q1.
◦The remaining $3.4 billion of assets are directly held with sponsors and expected to onboard over the next few months.
•Business Solutions subscriptions increased to ~1,700, up ~300 sequentially and ~1,000 year-over-year.
◦Annualized revenue from Business Solutions increased to ~$19 million, up by ~$9 million year-over-year.
•Advisor count(3) was 17,672, up 385 sequentially and 909 year-over-year.
•Total client cash balances were $48.3 billion, down $0.6 billion, or 1% sequentially.
◦Client cash balances as a percentage of total assets were 5.0%.

Key Updates on our acquisition of Waddell & Reed’s wealth management business:
•Advisors serving ~95% of client assets have committed to join LPL.
•Estimated Run-Rate EBITDA has increased from $50M+ at signing to $80M+.
•Expected to close the acquisition as early as April 30, 2021.

Key Capital and Liquidity Results
•Dividends paid of $20 million.
•Corporate Cash(4) was $340 million.
•Credit Agreement Net Leverage Ratio(5) was 2.11x.
•Refinanced $900 million of senior unsecured notes to a lower rate of 4.00%, which we estimate will save ~$13 million of annual interest expense, and we increased our revolving credit facility to $1 billion.

SAN DIEGO - April 29, 2021 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2021, reporting net income of $130 million, or $1.59 per share. This compares with $156 million, or $1.92 per share, in the first quarter of 2020 and $112 million, or $1.38 per share, in the prior quarter.

"Over the past quarter, our advisors continued to be a source of extraordinary support and guidance for their clients, and at the same time, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “This combination positioned us to enhance our capabilities, service, and technology, which increased the appeal of our model and contributed to another quarter of solid business growth and financial results. As we look ahead, we aim to continue investing in our model and increasing our market share within the advisor-centered marketplace.”

“As we move into 2021, we remain focused on serving our advisors, growing our business, and delivering shareholder value. This focus led to our highest quarter of organic growth in our history,” said Matt Audette, CFO. “We also looking forward to onboarding three of our largest partners this year - BMO, M&T and Waddell & Reed – which collectively represent over $100 billion of assets to our platform. Looking ahead, our business momentum and financial strength position us well to continue creating long-term shareholder value.”

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, April 29. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 9514518, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until May 6 and May 20, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 9514518.
About LPL Financial
LPL Financial (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader* in the markets we serve, supporting more than 17,000 financial advisors, 800 institution-based investment programs and 450 independent RIA firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to objective guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
* Top RIA custodian (Cerulli Associates, 2019 U.S. RIA Marketplace Report)
No. 1 Independent Broker-Dealer in the U.S (Based on total revenues, Financial Planning magazine June 1996-2020)
No. 1 provider of third-party brokerage services to banks and credit unions (2019-2020 Kehrer Bielan Research & Consulting Annual TPM Report)

Securities and Advisory services offered through LPL Financial LLC, a registered investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets and Acquisition Costs is defined as GAAP EPS plus the per share impact of amortization of intangible assets and acquisition costs. The per share impact is calculated as amortization of intangible assets expense and acquisition costs, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets and Acquisition Costs because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets and Acquisition Costs is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets and Acquisition Costs to GAAP EPS, please see footnote 40 on page 19 of this release.
Gross Profit is calculated as total revenues, which were $1,708 million for the three months ended March 31, 2021, less advisory and commission expenses and brokerage, clearing and exchange fees, which were $1,109 million and $19 million, respectively for the three months ended March 31, 2021. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers Gross Profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of Gross Profit, please see footnote 7 on page 16 of this release.
Core G&A consists of total operating expenses, which were $1,493 million for the three months ended March 31, 2021, excluding the following expenses: advisory and commission, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A to the Company’s total operating expenses, please see footnote 11 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as advisory and commission expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. For a reconciliation of EBITDA to net income, please see footnote 28 on page 18 of this release.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, and amortization of intangible assets, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s calculation of Credit Agreement EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to net income, please see footnote 28 on page 18 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2021 Core G&A** outlook), future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and the planned acquisition of Waddell & Reed's wealth management business (the “Waddell & Reed Acquisition”), including the timing of the closing thereof, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of April 29, 2021. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues; the effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs; the effects of the COVID-19 pandemic; the parties’ satisfaction of the closing conditions applicable to the Waddell & Reed Acquisition, and the timely closing of such transaction thereafter; the successful onboarding of advisors and client assets in connection with the Waddell & Reed Acquisition; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2020 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020	% Change
REVENUES
Advisory	$722,046	$579,027	25%
Commission	557,229	503,444	11%
Asset-based	264,706	285,506	(7%)
Transaction and fee	140,944	137,096	3%
Interest income	6,518	9,542	(32%)
Other	16,174	(51,218)	n/m
Total revenues	1,707,617	1,463,397	17%
EXPENSES
Advisory and commission	1,108,899	870,795	27%
Compensation and benefits	161,540	146,802	10%
Promotional	54,181	57,398	(6%)
Depreciation and amortization	35,499	26,644	33%
Amortization of intangible assets	17,431	16,570	5%
Occupancy and equipment	43,584	39,546	10%
Professional services	15,625	14,605	7%
Brokerage, clearing and exchange	19,364	17,024	14%
Communications and data processing	11,993	10,835	11%
Other	24,900	26,228	(5%)
Total operating expenses	1,493,016	1,226,447	22%
Non-operating interest expense and other	25,059	29,318	(15%)
Loss on extinguishment of debt	24,400	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	165,142	207,632	(20%)
PROVISION FOR INCOME TAXES	35,522	51,991	(32%)
NET INCOME	$129,620	$155,641	(17%)
EARNINGS PER SHARE
Earnings per share, basic	$1.63	$1.96	(17%)
Earnings per share, diluted	$1.59	$1.92	(17%)
Weighted-average shares outstanding, basic	79,697	79,507	—%
Weighted-average shares outstanding, diluted	81,622	81,166	1%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2021	Q4 2020	Q3 2020
REVENUES
Advisory	$722,046	$638,181	$586,941
Commission	557,229	503,020	472,643
Asset-based	264,706	258,393	253,551
Transaction and fee	140,944	129,750	119,747
Interest income	6,518	6,707	6,623
Other	16,174	45,232	20,796
Total revenues	1,707,617	1,581,283	1,460,301
EXPENSES
Advisory and commission	1,108,899	1,029,739	936,766
Compensation and benefits	161,540	167,864	151,271
Promotional	54,181	48,342	57,970
Depreciation and amortization	35,499	28,650	27,548
Amortization of intangible assets	17,431	17,270	16,829
Occupancy and equipment	43,584	41,903	41,874
Professional services	15,625	16,541	12,301
Brokerage, clearing and exchange expense	19,364	17,762	17,834
Communications and data processing	11,993	14,656	12,547
Other	24,900	27,744	24,852
Total operating expenses	1,493,016	1,410,471	1,299,792
Non-operating interest expense and other	25,059	24,979	25,179
Loss on extinguishment of debt	24,400	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	165,142	145,833	135,330
PROVISION FOR INCOME TAXES	35,522	34,285	31,541
NET INCOME	$129,620	$111,548	$103,789
EARNINGS PER SHARE
Earnings per share, basic	$1.63	$1.41	$1.31
Earnings per share, diluted	$1.59	$1.38	$1.29
Weighted-average shares outstanding, basic	79,697	79,353	79,176
Weighted-average shares outstanding, diluted	81,622	80,904	80,550

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$839,144	$808,612
Cash segregated under federal and other regulations	839,428	923,158
Restricted cash	73,507	67,264
Receivables from:
Clients, net of allowance	453,132	405,106
Product sponsors, broker-dealers and clearing organizations	240,465	233,192
Advisor loans, net of allowance	558,144	547,372
Others, net of allowance	351,443	306,640
Securities owned:
Trading — at fair value	47,964	29,252
Held-to-maturity — at amortized cost	11,972	13,235
Securities borrowed	13,565	30,130
Fixed assets, net of accumulated depreciation and amortization	588,736	582,868
Operating lease assets	99,306	101,921
Goodwill	1,513,866	1,513,866
Intangible assets, net of accumulated amortization	383,794	397,486
Deferred income taxes, net	24,246	24,112
Other assets	576,699	539,357
Total assets	$6,615,411	$6,523,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$151,397	$178,403
Payables to clients	1,294,664	1,356,083
Payables to broker-dealers and clearing organizations	125,563	89,743
Accrued advisory and commission expenses payable	195,044	187,040
Accounts payable and accrued liabilities	655,787	681,554
Income taxes payable	58,546	28,145
Unearned revenue	123,152	95,328
Securities sold, but not yet purchased — at fair value	1,316	206
Long-term and other borrowings, net	2,332,809	2,345,414
Operating lease liabilities	136,419	139,377
Finance lease liabilities	106,393	107,424
Total liabilities	5,181,090	5,208,717
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 128,136,874 shares issued at March 31, 2021 and 127,585,764 shares issued at December 31, 2020	128	127
Additional paid-in capital	1,787,095	1,762,770
Treasury stock, at cost — 48,210,851 shares at March 31, 2021 and 48,115,037 shares at December 31, 2020	(2,406,221)	(2,391,062)
Retained earnings	2,053,319	1,943,019
Total stockholders’ equity	1,434,321	1,314,854
Total liabilities and stockholders’ equity	$6,615,411	$6,523,571

LPL Financial Holdings Inc.
Management's Statements of Operations(6)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2021	Q4 2020	% Change	Q1 2020	% Change
Gross Profit(7)
Advisory	$722,046	$638,181	13%	$579,027	25%
Sales-based commissions	236,273	202,504	17%	228,391	3%
Trailing commissions	320,956	300,516	7%	275,053	17%
Advisory fees and commissions	1,279,275	1,141,201	12%	1,082,471	18%
Production based payout(8)	(1,095,377)	(987,882)	11%	(920,835)	19%
Advisory fees and commissions, net of payout	183,898	153,319	20%	161,636	14%
Client cash	97,104	105,019	(8%)	151,398	(36%)
Other asset-based(9)	167,602	153,374	9%	134,108	25%
Transaction and fee	140,944	129,750	9%	137,096	3%
Interest income and other, net(10)	9,170	10,082	(9%)	8,364	10%
Total net advisory fees and commissions and attachment revenue	598,718	551,544	9%	592,602	1%
Brokerage, clearing and exchange expense	(19,364)	(17,762)	9%	(17,024)	14%
Gross Profit(7)	579,354	533,782	9%	575,578	1%

G&A Expense
Core G&A(11)	236,263	252,391	(6%)	223,211	6%
Regulatory charges	7,595	8,775	n/m	6,157	n/m
Promotional	54,181	48,342	12%	57,398	(6%)
Acquisition costs(12)	2,429	—	n/m	—	n/m
Employee share-based compensation	11,356	7,542	51%	8,648	31%
Total G&A	311,823	317,050	(2%)	295,414	6%
EBITDA(6)	267,531	216,732	23%	280,164	(5%)
Depreciation and amortization	35,499	28,650	24%	26,644	33%
Amortization of intangible assets	17,431	17,270	1%	16,570	5%
Non-operating interest expense and other	25,059	24,979	—%	29,318	(15%)
Loss on extinguishment of debt	24,400	—	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	165,142	145,833	13%	207,632	(20%)
PROVISION FOR INCOME TAXES	35,522	34,285	4%	51,991	(32%)
NET INCOME	$129,620	$111,548	16%	$155,641	(17%)
Earnings per share, diluted	$1.59	$1.38	15%	$1.92	(17%)
Weighted-average shares outstanding, diluted	81,622	80,904	1%	81,166	1%
EPS Prior to Amortization of Intangible Assets and Acquisition Costs(6)(40)	$1.77	$1.53	16%	$2.06	(14%)

LPL Financial Holdings Inc.
Management's Statements of Operations Trend(6)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2021	Q4 2020	Q3 2020
Gross Profit(7)
Advisory	$722,046	$638,181	$586,941
Sales-based commissions	236,273	202,504	180,357
Trailing commissions	320,956	300,516	292,286
Advisory fees and commissions	1,279,275	1,141,201	1,059,584
Production based payout(8)	(1,095,377)	(987,882)	(917,831)
Advisory fees and commissions, net of payout	183,898	153,319	141,753
Client cash	97,104	105,019	108,705
Other asset-based(9)	167,602	153,374	144,846
Transaction and fee	140,944	129,750	119,747
Interest income and other, net(10)	9,170	10,082	8,484
Total net advisory fees and commissions and attachment revenue	598,718	551,544	523,535
Brokerage, clearing and exchange expense	(19,364)	(17,762)	(17,834)
Gross Profit(7)	579,354	533,782	505,701

G&A Expense
Core G&A(11)	236,263	252,391	227,099
Regulatory charges	7,595	8,775	8,326
Promotional	54,181	48,342	57,970
Acquisition costs(12)	2,429	—	—
Employee share-based compensation	11,356	7,542	7,420
Total G&A	311,823	317,050	300,815
EBITDA(6)	267,531	216,732	204,886
Depreciation and amortization	35,499	28,650	27,548
Amortization of intangible assets	17,431	17,270	16,829
Non-operating interest expense and other	25,059	24,979	25,179
Loss on extinguishment of debt	24,400	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	165,142	145,833	135,330
PROVISION FOR INCOME TAXES	35,522	34,285	31,541
NET INCOME	$129,620	$111,548	$103,789
Earnings per share, diluted	$1.59	$1.38	$1.29
Weighted-average shares outstanding, diluted	81,622	80,904	80,550
EPS Prior to Amortization of Intangible Assets and Acquisition Costs(6)(40)	$1.77	$1.53	$1.44

LPL Financial Holdings Inc.
Operating Metrics(6)
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2021	Q4 2020	Change	Q1 2020	Change
Market Drivers
S&P 500 Index (end of period)	3,973	3,756	6%	2,585	54%
Fed Funds Daily Effective Rate (FFER) (average bps)	8	9	(1bps)	123	(115bps)

Advisory and Brokerage Assets
Advisory Assets(13)	$496.7	$461.2	8%	$322.3	54%
Brokerage Assets(14)	461.6	441.9	4%	347.6	33%
Total Advisory and Brokerage Assets	$958.3	$903.1	6%	$669.9	43%
Advisory % of Total Advisory and Brokerage Assets	51.8%	51.1%	70bps	48.1%	370bps

Assets by Platform
Corporate Platform Advisory Assets(15)	$317.5	$291.9	9%	$200.7	58%
Hybrid Platform Advisory Assets(16)	179.2	169.3	6%	121.6	47%
Brokerage Assets	461.6	441.9	4%	347.6	33%
Total Advisory and Brokerage Assets	$958.3	$903.1	6%	$669.9	43%

Centrally Managed Assets
Centrally Managed Assets(17)	$77.0	$67.1	15%	$46.9	64%
Centrally Managed % of Total Advisory Assets	15.5%	14.6%	90bps	14.5%	100bps

LPL Financial Holdings Inc.
Operating Metrics(6)
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2021	Q4 2020	Change	Q1 2020	Change
Net New Assets (NNA)
Net New Advisory Assets(18)	$22.7	$18.4	n/m	$13.2	n/m
Net New Brokerage Assets(19)	6.2	3.4	n/m	1.2	n/m
Total Net New Assets	$28.9	$21.8	n/m	$14.3	n/m

Organic Net New Assets (NNA) (20)
Organic Net New Advisory Assets	$22.7	$15.9	n/m	$13.2	n/m
Organic Net New Brokerage Assets	6.2	1.9	n/m	1.2	n/m
Total Organic Net New Assets	$28.9	$17.8	n/m	$14.3	n/m

Net Brokerage to Advisory Conversions(21)	$3.3	$2.6	n/m	$2.4	n/m
Organic Advisory NNA Annualized Growth (22)	19.7%	15.6%	n/m	14.4%	n/m
Total Organic NNA Annualized Growth (22)	12.8%	8.8%	n/m	7.5%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(23)	$17.1	$15.0	n/m	$7.8	n/m
Hybrid Platform Net New Advisory Assets(24)	5.6	3.3	n/m	5.4	n/m
Total Net New Advisory Assets	$22.7	$18.4	n/m	$13.2	n/m
Centrally Managed Net New Advisory Assets(25)	$7.8	$2.5	n/m	$2.2	n/m

Client Cash Balances
Insured Cash Account Balances	$37.4	$37.3	—%	$34.5	8%
Deposit Cash Account Balances	7.9	8.2	(4%)	8.7	(9%)
Total Bank Sweep Balances	45.3	45.5	—%	43.2	5%
Money Market Account Cash Balances	1.3	1.5	(13%)	1.8	(28%)
Purchased Money Market Funds	1.6	1.9	(16%)	2.8	(43%)
Total Money Market Balances	3.0	3.3	(9%)	4.6	(35%)
Total Client Cash Balances	$48.3	$48.9	(1%)	$47.8	1%
Client Cash Balances % of Total Assets	5.0%	5.4%	(40bps)	7.1%	(210bps)

Client Cash Balance Average Fees(26)
Insured Cash Account Average Fee - bps	99	108	(9)	195	(96)
Deposit Cash Account Average Fee - bps	29	30	(1)	142	(113)
Money Market Account Average Fee - bps	3	5	(2)	58	(55)
Purchased Money Market Fund Average Fee - bps	9	13	n/m	29	n/m
Total Client Cash Balance Average Fee - bps	81	87	(6)	168	(87)

Net Buy (Sell) Activity(27)	$17.4	$12.2	n/m	$0.2	n/m

LPL Financial Holdings Inc.
Monthly Metrics(6)
(Dollars in billions, except where noted)
(Unaudited)

	March 2021	February 2021	Feb to March Change	January 2021	December 2020
Advisory and Brokerage Assets
Advisory Assets(13)	$496.7	$477.4	4.0%	$464.6	$461.2
Brokerage Assets(14)	461.6	447.7	3.1%	442.3	441.9
Total Advisory and Brokerage Assets	$958.3	$925.1	3.6%	$907.0	$903.1

Net New Assets (NNA)
Net New Advisory Assets(18)	$12.5	$6.0	n/m	$4.2	$6.8
Net New Brokerage Assets(19)	6.9	(0.0)	n/m	(0.6)	1.1
Total Net New Assets	$19.4	$5.9	n/m	$3.6	$7.9
Net Brokerage to Advisory Conversions(21)	$1.2	$1.1	n/m	$1.0	$1.0

Client Cash Balances
Insured Cash Account Balances	$37.4	$37.3	0.3%	$37.5	$37.3
Deposit Cash Account Balances	7.9	7.9	—%	8.0	8.2
Total Bank Sweep Balances	45.3	45.2	0.2%	45.5	45.5
Money Market Account Cash Balances	1.3	1.4	(7.1%)	1.4	1.5
Purchased Money Market Funds	1.6	1.7	(5.9%)	1.8	1.9
Total Money Market Balances	3.0	3.1	(3.2%)	3.2	3.3
Total Client Cash Balances	$48.3	$48.3	—%	$48.8	$48.9

Net Buy (Sell) Activity(27)	$6.9	$6.0	n/m	$4.5	$5.6

Market Indices
S&P 500 Index (end of period)	3,973	3,811	4.3%	3,714	3,756
Fed Funds Effective Rate (average bps)	7	8	(1bps)	9	9

LPL Financial Holdings Inc.
Financial Measures(6)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2021	Q4 2020	Change	Q1 2020	Change
Commission Revenues by Product
Annuities	$280,776	$262,235	7%	$245,662	14%
Mutual funds	173,150	153,330	13%	156,156	11%
Fixed income	32,162	24,395	32%	29,125	10%
Equities	38,911	31,231	25%	37,421	4%
Other	32,230	31,829	1%	35,080	(8%)
Total commission revenues	$557,229	$503,020	11%	$503,444	11%

Commission Revenues by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$95,539	$89,125	7%	$92,525	3%
Mutual funds	47,279	36,715	29%	45,534	4%
Fixed income	32,162	24,395	32%	29,125	10%
Equities	38,911	31,231	25%	37,421	4%
Other	22,382	21,038	6%	23,786	(6%)
Total sales-based commissions	$236,273	$202,504	17%	$228,391	3%
Trailing commissions
Annuities	$185,237	$173,110	7%	$153,137	21%
Mutual funds	125,871	116,615	8%	110,622	14%
Other	9,848	10,791	(9%)	11,294	(13%)
Total trailing commissions	$320,956	$300,516	7%	$275,053	17%
Total commission revenues	$557,229	$503,020	11%	$503,444	11%

Payout Ratio	85.62%	86.57%	(95bps)	85.07%	55bps

LPL Financial Holdings Inc.
Capital Management Measures(6)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2021		Q4 2020
Corporate Cash (4)
Cash at Parent	$286,156		$201,385
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	41,941		67,574
Other Available Cash	12,177		10,960
Total Corporate Cash	$340,274		$279,919

Credit Agreement Net Leverage
Total Debt	$2,356,625		$2,359,300
Total Corporate Cash	340,274		279,919
Credit Agreement Net Debt	$2,016,351		$2,079,381
Credit Agreement EBITDA (trailing twelve months)(28)	$954,752		$961,225
Credit Agreement Net Leverage Ratio	2.11	x	2.16	x

	March 31, 2021
Total Debt	Balance	Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+25bps		—%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,056,625	LIBOR+175 bps(c)		1.859%	11/12/2026
Senior Unsecured Notes(d)	400,000	4.625% Fixed	4.625%	4.625%	11/15/2027
Senior Unsecured Notes(e)	900,000	4.000% Fixed	4.000%	4.000%	3/15/2029
Total / Weighted Average	$2,356,625			3.146%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $300 million at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(d)The Senior Unsecured Notes were issued in November 2019 at par.
(e)The Senior Unsecured Notes were issued in March 2021 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2021		Q4 2020		Change		Q1 2020		Change
Advisors
Advisors	17,672		17,287		2%		16,763		5%
Net New Advisors	385		119		n/m		299		n/m
Annualized advisory fees and commissions per Advisor(29)	$293		$265		11%		$261		12%
Average Total Assets per Advisor ($ in millions)(30)	$54.2		$52.2		4%		$40.0		36%
Transition assistance loan amortization ($ in millions)(31)	$30.2		$29.7		2%		$27.4		10%
Total client accounts (in millions)	6.1		6.0		2%		5.8		5%

Employees - period end	4,815		4,756		1%		4,358		10%

Productivity Metrics
Business Solutions Subscriptions(32)	1,700		1,400		21%		700		143%
Advisory Revenues as a % of Corporate Advisory Assets(33)	1.01%		1.02%		(1	bps)	1.01%		—	bps
Gross Profit ROA(34)	25.2	bps	26.8	bps	(1.6	bps)	30.4	bps	(5.2	bps)
OPEX as a % of Advisory and Brokerage Assets(35)	16.7	bps	17.5	bps	(0.8	bps)	18.3	bps	(1.6	bps)
EBIT ROA(36)	8.5	bps	9.3	bps	(0.8	bps)	12.2	bps	(3.7	bps)
AUM Retention Rate (quarterly annualized)(37)	98.1%		97.6%		50	bps	98.4%		(30	bps)
Recurring Gross Profit Rate(38)	82.4%		84.8%		(240	bps)	88.1%		(570	bps)
EBITDA as a % of Gross Profit	46.2%		40.6%		560	bps	48.7%		(250	bps)

Capital Expenditure ($ in millions)	$41.1		$43.6		(6%)		$34.0		21%

Share Repurchases ($ in millions)	$—		$—		—%		$150.0		(100%)
Dividends ($ in millions)	20.0		19.8		1%		19.7		2%
Total Capital Allocated ($ in millions)	$20.0		$19.8		1%		$169.7		(88%)
Weighted-average Share Count, Diluted	81.6		80.9		1%		81.2		1%
Total Capital Allocated per Share(39)	$0.25		$0.25		—%		$2.09		(88%)

Endnote Disclosures
(1) In April 2020, the Company updated its definition of net new assets to include Dividends plus Interest, minus Advisory Fees. See FNs 18, 19, 23, 24 and 25.
(2) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters, including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.
(3) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser.
(4) We define corporate cash as the sum of (1) cash held at the Parent and its non-regulated subsidiaries, (2) cash held at The Private Trust Company in excess of Credit Agreement capital requirements and (3) cash held at LPL Financial in excess of 10 percent of its aggregate debits, which represents five times the net capital LPL Financial is required to maintain under the terms of our Credit Agreement.
(5) Compliance with the Credit Agreement Net Leverage Ratio is only required under our revolving credit facility.
(6) Certain information presented on pages 8-15 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” that begins on page 3 of this release.
(7) Gross Profit is a non-GAAP financial measure. Please see a description of Gross Profit under "Non-GAAP Financial Measures" on page 3 of this release for additional information. Below is a calculation of Gross Profit for the periods presented (in thousands):

	Q1 2021	Q4 2020	Q3 2020	Q1 2020
Total revenues	$1,707,617	$1,581,283	$1,460,301	$1,463,397
Advisory and commission expenses	1,108,899	1,029,739	936,766	870,795
Brokerage, clearing and exchange fees	19,364	17,762	17,834	17,024
Gross profit(+)	$579,354	$533,782	$505,701	$575,578
____________________
(+)    Balances may not foot due to rounding.
(8) Production based payout is an operating measure calculated as advisory and commission expenses less advisor deferred compensation expenses. Below is a reconciliation of production based payout against the Company’s advisory and commission expenses for the periods presented (in thousands):

	Q1 2021	Q4 2020	Q3 2020	Q1 2020
Production based payout	$1,095,377	$987,882	$917,831	$920,835
Advisor deferred compensation expenses	13,522	41,857	18,935	(50,040)
Advisory and commission expenses	$1,108,899	$1,029,739	$936,766	$870,795
(9) Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.
(10) Interest income and other, net is an operating measure calculated as interest income plus other revenues, less advisor deferred compensation expenses. Below is a reconciliation of interest income and other, net against the Company’s interest income and other revenues for the periods presented (in thousands):

	Q1 2021	Q4 2020	Q3 2020	Q1 2020
Interest income	$6,518	$6,707	$6,623	$9,542
Plus: Other revenue	16,174	45,232	20,796	(51,218)
Less: Advisor deferred compensation expenses	(13,522)	(41,857)	(18,935)	50,040
Interest income and other, net	$9,170	$10,082	$8,484	$8,364

(11) Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q1 2021	Q4 2020	Q3 2020	Q1 2020
Operating Expense Reconciliation (in thousands)
Core G&A	$236,263	$252,391	$227,099	$223,211
Regulatory charges	7,595	8,775	8,326	6,157
Promotional	54,181	48,342	57,970	57,398
Acquisition costs	2,429	—	—	—
Employee share-based compensation	11,356	7,542	7,420	8,648
Total G&A	311,823	317,050	300,815	295,414
Advisory and commission	1,108,899	1,029,739	936,766	870,795
Depreciation and amortization	35,499	28,650	27,548	26,644
Amortization of intangible assets	17,431	17,270	16,829	16,570
Brokerage, clearing and exchange	19,364	17,762	17,834	17,024
Total operating expenses	$1,493,016	$1,410,471	$1,299,792	$1,226,447
(12) Acquisition Cost is the one-time cost to setup, onboard and integrate acquired entities.
(13) Consists of total advisory assets under custody at LPL Financial. Q4 2020 also included advisory assets serviced by investment advisor representatives of Lucia Securities, LLC ("Lucia") and E.K. Riley Investments, LLC ("E.K. Riley") that were onboarded to LPL Financial's custodial platform in Q4 2020.
(14) Consists of brokerage assets serviced by advisors licensed with LPL Financial. Q4 2020 also included brokerage assets serviced by advisors licensed with Lucia and E.K. Riley that were onboarded to LPL Financial's custodial platform in Q4 2020.
(15) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.
(16) Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.
(17) Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(18) Consists of total client deposits into advisory accounts, including advisory assets serviced by BMO Harris Financial Advisors, Lucia and E.K. Riley advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively. Figures for Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q1 2020 was an inflow of $12.5 billion. See FN 1.
(19) Consists of total client deposits into brokerage accounts, including brokerage assets serviced by BMO Harris Financial Advisors, Lucia and E.K. Riley advisors, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively. Figures for Net New Brokerage Assets reported prior to April 2020 did not include dividends and interest. The figure previously reported for Q1 2020 was $0 billion. See FN 1.
(20) Consists of net new assets excluding the acquisitions of Lucia Securities, LLC and E.K. Riley Investments, LLC. Acquired assets include $2.5 billion of net new assets related to E.K. Riley Investments, LLC in November 2020, and $1.5 billion of net new assets from Lucia Securities, LLC in October 2020.
(21) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(22) Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets. (See FN 20)
(23) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 15) less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees. Figures for Corporate Platform Net New Advisory Assets reported prior to April

2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q1 2020 was an inflow of $7.4 billion. See FN 1.
(24) Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 16) less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees. Figures for Hybrid Platform Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q1 2020 was an inflow of $5.1 billion. See FN 1.
(25) Consists of total client deposits into centrally managed assets accounts (FN 17) less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees. Figures for Centrally Managed Net New Advisory Assets reported prior to April 2020 did not include dividends and interest or subtract advisory fees. The figure previously reported for Q1 2020 was an inflow of $2.2 billion. See FN 1.
(26) Calculated by dividing revenue for the period by the average balance during the period.
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.
(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (dollars in thousands):

	Q1 2021	Q4 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$446,619	$472,640
Non-operating interest expense and other	101,506	105,765
Provision for income taxes	136,964	153,433
Loss on extinguishment of debt	24,400	—
Depreciation and amortization	118,587	109,732
Amortization of intangible assets	68,219	67,358
EBITDA	$896,295	$908,928
Credit Agreement Adjustments:
Employee share-based compensation expense	$34,358	$31,650
Advisor share-based compensation expense	2,256	2,321
Other	21,843	18,326
Credit Agreement EBITDA (trailing twelve months)	$954,752	$961,225
(29) Calculated based on the average advisor count from the current period and prior period.
(30) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(31) Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.
(32) Refers to active and contracted subscriptions related to Professional Services (Admin, Marketing and CFO Solutions) and Business Optimizers (Assurance Plan, Remote Office and M&A Solutions).
(33) Represents advisory revenues as a percentage of Corporate Platform Advisory Assets (FN 15) for the trailing twelve month period.
(34) Represents Gross Profit (FN 7), a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period.
(35) Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 11), a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation and amortization, and amortization of intangible assets.
(36) EBIT ROA is calculated as Gross Profit ROA (FN 34) less OPEX as a percentage of Advisory and Brokerage Assets. (FN 35)
(37) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, over the prior-quarter total advisory and brokerage assets.
(38) Recurring Gross Profit Rate refers to the percentage of the Company’s Gross Profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks Recurring Gross Profit, a characterization of Gross Profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.
(39) Total Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.
(40) EPS Prior to Amortization of Intangible Assets and Acquisition Costs is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets and Acquisition Costs under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets and Acquisition Costs to the Company’s GAAP EPS for the period presented:

EPS Reconciliation (in thousands, except per share data)	Q1 2021
EPS	$1.59
Amortization of Intangible Assets	17,431
Acquisition Costs	2,429
Tax Benefit	(5,332)
Amortization of Intangible Assets and Acquisition Costs, Net of Tax Benefit	$14,527
Diluted Share Count	81,622
EPS Impact	$0.18
EPS Prior to Amortization of Intangible Assets and Acquisition Costs	$1.77